                               (Logo)FACTSET


                                                               November 22, 2000



Dear Stockholder:

     You are cordially invited to attend the Fiscal 2000 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held at the Company's corporate headquarters on Thursday, January 11, 2001, at 10:00 a.m. I look forward to greeting you at the meeting.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, I urge you to promptly return the enclosed proxy in the accompanying postage-paid envelope or vote using the Internet at http://proxy.shareholder.com/fds.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.




                              Sincerely,


                              [GRAPHIC OMITTED]

                          /s/ Philip A. Hadley
                              Philip A. Hadley
                              Chairman of the Board and Chief Executive Officer

                          FACTSET RESEARCH SYSTEMS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                January 11, 2001


To Our Stockholders:

     The Annual Meeting of Stockholders of FactSet Research Systems Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate headquarters at One Greenwich Plaza, Greenwich, Connecticut 06830, on Thursday, January 11, 2001, at 10:00 a.m. for the following purposes:

1. To elect three members of the Board of Directors for three-year terms and one member of the Board of Directors for a two-year term.

2. To approve amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million.

3.   To ratify the adoption of the 2001 Employee Stock Purchase Plan.

4. To ratify the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for fiscal 2001.

5.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

     Only stockholders of record at the close of business on November 10, 2000 are entitled to notice of, and to vote at, this meeting.



                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        [GRAPHIC OMITTED]


                                    /s/ Ernset S. Wong
                                        Ernest S. Wong, Secretary



Greenwich, Connecticut
November 22, 2000


                                    IMPORTANT

Whether or not you expect to attend in person, we urge you to vote at your earliest convenience by returning the enclosed proxy card or by using the Internet at http://proxy.shareholder.com/fds. Internet voting is available 24 hours a day, and will be accessible until 10:00 a.m. on January 10, 2001. Promptly using the Internet to vote or returning the enclosed proxy card will save the Company incremental expenses associated with additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Voting using the Internet or sending in your proxy will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

                          FACTSET RESEARCH SYSTEMS INC.
                               One Greenwich Plaza
                          Greenwich, Connecticut 06830

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF STOCKHOLDERS
                           To Be Held January 11, 2001

     The Board of Directors of FactSet Research Systems Inc. (the "Company" or "FactSet") delivers this Proxy Statement, form of proxy and voting instructions, which was first mailed to stockholders on November 22, 2000, in connection with the solicitation of proxies and will be voted at the Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held at 10:00 a.m. on Thursday, January 11, 2001 at One Greenwich Plaza, Greenwich, Connecticut, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Your vote is important. Stockholders of record may vote their proxy by Internet or by mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or voting by ballot at the Meeting. The cost of the solicitation of proxies will be borne by the Company.

     The only outstanding voting security of the Company is its Common Stock, $0.01 par value per share (the "Common Stock"). Stockholders of record at the close of business on November 10, 2000 will be entitled to vote at the Meeting on the basis of one vote for each share of Common Stock held. On November 10, 2000, there were 32.9 million shares of Common Stock outstanding.

I. Director and Executive Officer Information

Information Regarding the Board of Directors and Related Committees

     The Board of Directors (the "Board") and related Committees of the Company are served by:

     John D. Connolly, Director. Mr. Connolly, age 57, is an experienced investment professional with a long career in the financial services industry. He retired as a Principal/Partner and Portfolio Manager with Miller Anderson & Sherrerd, serving that firm from 1990 to 1998. From 1984 to 1990, Mr. Connolly served as Senior Vice President, Chief Investment Strategist for Dean Witter Reynolds. Prior to joining Dean Witter, he held the position of Senior Vice President, Director of Research at Shearson/American Express. Mr. Connolly has also held various senior positions with E.F. Hutton; White Weld; Faulkner, Dawkins & Sullivan, Inc.; National Securities & Research; and Citibank. Mr. Connolly is a member of the Audit Committee and has served on the Board since January 1999. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2001.

     Michael F. DiChristina, President, Chief Operating Officer and Director. Mr. DiChristina, age 38, joined the Company in 1986 as a Software Engineer and held the position of Director of Software Engineering from 1990 to 1999. Prior to joining the Company, Mr. DiChristina was a Software Engineer at Morgan Stanley & Co. Mr. DiChristina received a B.S. in Electrical Engineering from Massachusetts Institute of Technology. Mr. DiChristina has served on the Board since March 2000. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2000. Mr. DiChristina is nominated for a two-year term, which would expire in concurrence with the Annual Meeting of Stockholders for fiscal 2002.

     Philip A. Hadley, Chairman of the Board of Directors, Chief Executive Officer and Director. Mr. Hadley, age 38, was named Chairman and Chief Executive Officer of the Company on September 5, 2000. Mr. Hadley joined the Company in 1985 within the Consulting Services Group. From 1986 to 1989, Mr. Hadley held the position of Vice President, Sales with the Company. From 1989 to 2000, Mr. Hadley was Senior Vice President and Director of Sales and Marketing with the Company. Prior to joining the Company, Mr. Hadley was employed by Cargill Corporation. Mr. Hadley received a B.B.A. in Accounting from the University of Iowa and is a Chartered Financial Analyst. Mr. Hadley has served on the Board since September 2000. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2000. Mr. Hadley is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders for fiscal 2003.

     David R. Korus, Director. Mr. Korus, age 39, is a Managing Member and Portfolio Manager with Owenoke Capital Management LLC. Prior to founding Owenoke Capital in 1998, Mr. Korus managed technology assets for Westcliff Capital Management LLC and Kingdon Capital Management, both of which are large diversified hedge funds. Mr. Korus began his career in 1983 with Kidder, Peabody & Co. ("Kidder") researching technology stocks. Later he became Chairman of the Research Steering Committee at Kidder and was responsible for managing the Technology Research Department. Mr. Korus is a member of the Compensation Committee and has served on the Board since July 1997. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2000.

     Joseph E. Laird, Jr., Director. Mr. Laird, age 55, serves as Chairman and Chief Executive Officer of Laird Squared LLC, an investment banking company, exclusively serving the database information services industry, that he formed in January 1999. From 1989 to 1999, Mr. Laird was a Managing Director of Veronis, Suhler & Associates, a leading specialty merchant bank that serves the media and information industries. From 1982 to 1989, he was an institutional equity salesman and a senior securities analyst of database information services for Hambrecht & Quist. From 1975 to 1982, Mr. Laird was an institutional equity salesman and investment strategist for PaineWebber Mitchell Hutchins. Mr. Laird is the Chairman and a member of the Compensation Committee and has served on the Board since 1993. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2001.

     John C. Mickle, Director. Mr. Mickle, age 74, has been President of Sullivan, Morrissey & Mickle Capital Management Corporation since 1978. Mr. Mickle is an experienced investment advisor, having held prior positions with Shearson Hayden Stone, Inc.; UBS-DB Corporation; and Faulkner, Dawkins & Sullivan, Inc. Mr. Mickle is also a director of Mickelberry Communications Inc. Mr. Mickle is the Chairman and a member of the Audit Committee and has served on the Board since November 1997. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2000. Mr. Mickle is nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders for fiscal 2003.

     Walter F. Siebecker, Director. Mr. Siebecker, age 59, is a managing director of the Depository Trust and Clearing Corporation ("DTC"). He joined the National Securities Clearing Corporation ("NSCC"), a subsidiary of DTC, in 1996 as a Managing Director in charge of the organization's Annuity Processing Service. Mr. Siebecker's background is in retail and institutional investment services in the domestic and global markets. Prior to joining NSCC, Mr. Siebecker was a consultant to the Trading Services Division at Lehman Brothers and spent 16 years at Salomon Smith Barney Inc., where he was responsible for the Operations Division as Executive Vice President and Chief Operations Officer. Mr. Siebecker is a member of the Audit Committee and has served on the Board since November 1997. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2002.

     Charles J. Snyder, Vice Chairman of the Board of Directors and Director. Mr. Snyder, age 58, a co-founder of FactSet in 1978, retired as President and Chief Technology Officer of FactSet on August 31, 1999. At that time he became Vice Chairman of the Board and agreed to continue as a consultant to the Company's engineering and technology groups. In conjunction with the Company's announcement of Howard Wille's retirement as Chief Executive Officer of the Company on May 22, 2000, Mr. Snyder was named interim Chief Executive Officer of the Company. Mr. Snyder acted as interim Chief Executive Officer of the Company until September 5, 2000, at which time Philip A. Hadley was named Chairman and Chief Executive Officer of the Company. From 1964 to 1977, Mr. Snyder worked for Faulkner, Dawkins & Sullivan, Inc., eventually becoming Director of Computer Research, a position he retained with Shearson Hayden Stone, Inc. after its acquisition of Faulkner, Dawkins & Sullivan, Inc. in 1977. Mr. Snyder has been a Director of the Company since its formation in 1978. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2001.

     Howard E. Wille, Director. Mr. Wille, age 72, was a founder of the Company in 1978 and held the position of Chief Executive Officer from that time until May 22, 2000, the date on which he retired from active employment with the Company. Mr. Wille continued to serve as the non-executive Chairman of the Board of the Company until August 31, 2000. From 1966 to 1977, Mr. Wille was a Partner and Director of Research at Faulkner, Dawkins & Sullivan, Inc., a Wall Street investment firm, and held a managerial position with Shearson Hayden Stone, Inc. after its acquisition of Faulkner, Dawkins & Sullivan, Inc. in 1977. He was President and Chief Investment Officer of Piedmont Advisory Corporation from 1961 to 1966 and, prior to that time served as a securities analyst, investment manager and investment counselor for several firms. Mr. Wille has been a Director of the Company since its formation in 1978. His current Board term expires in concurrence with the Annual Meeting of Stockholders for fiscal 2002.

     The Board has two Committees: the Compensation Committee and the Audit Committee. The Compensation Committee has two members, Mr. Laird and Mr. Korus. Its primary function is to assist the Board in fulfilling its oversight responsibilities to ensure officers and other key executives are compensated in accordance with the Company's total compensation and organizational objectives. The Audit Committee has three members: Mr. Connolly, Mr. Mickle and Mr. Siebecker.

AUDIT COMMITTEE REPORT

     The Board of  Directors  has charged the Audit  Committee  with a number of responsibilities, including review of the adequacy of the Company's financial reporting and accounting systems and controls. The Board has adopted a written Audit Committee Charter, a copy of which is included as an appendix to this definitive proxy statement. The Audit Committee has a direct line of communication with PricewaterhouseCoopers LLP, the Company's independent public accountants. The Audit Committee is composed entirely of independent directors as defined by the listing standards of the New York Stock Exchange.

     The responsibilities of the Audit Committee are set forth in its Charter. In fulfilling its responsibility, the Audit Committee discusses with the Company's independent public accountants the overall scope and specific plans for their audit. The Audit Committee has reviewed the Company's audited financial statements for fiscal 2000 with management and with PricewaterhouseCoopers LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting the Company's financial statements. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP matters such as the quality (and acceptability) of the Company's accounting principles as applied in its financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received from PricewaterhouseCoopers LLP written disclosures concerning the independent accountants' independence from the Company and has discussed with PricewaterhouseCoopers LLP its independence, as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee recommends to the Board of Directors the selection of the independent public accountants.

     In reliance on the reviews and discussions conducted with management and the independent public accountants, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     John C. Mickle, Chairman

     John D. Connolly

     Walter F. Siebecker


     During fiscal 2000, the Board of Directors officially met nine times, the Compensation Committee met five times and the Audit Committee met four times. Overall attendance by Directors at meetings of the Board and its committees on which the Directors served was 98%.

     Howard E. Wille, Charles J. Snyder and Michael F. DiChristina, as officers of the Company during fiscal 2000, received no compensation for serving on the Board. Non-employee Directors receive an annual retainer of $10,000 plus 2,000 non-qualified stock options on the date of each annual meeting for serving on the Board. In addition, non-employee Directors are entitled to $1,000 for attending each meeting of a committee of the Board (or $500 for participating by telephone). In addition, Committee chairmen receive an annual fee of $2,500. Each non-employee Director is entitled to one FactSet password at no charge. The password provides access to the FactSet system to allow Directors to use the Company's products and services

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and Executive Officers to file reports of holdings and transactions in FactSet's shares with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). Based on our records and other information, we believe that in fiscal 2000, the Company's Executive Officers, Directors, and beneficial owners of more than 5% of the common stock complied with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted thereunder.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors and Management

     The following table sets forth, as of November 10, 2000, certain information regarding the beneficial ownership of the Company's Common Stock by
(1) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (2) each Director and the named Executive Officers of the Company, and (3) all Directors and Executive Officers of the Company as a group.

                                                                                         Beneficial Ownership
                                                                                              of Common Stock          Percentage of
Name                                                                                     at November 10, 2000           Common Stock
----                                                                                     --------------------           ------------
Howard E. Wille (1)(2) .......................................................................     6,122,046                  18.50%
Philip A. Hadley (1)(3) ......................................................................       674,924                   2.04
Michael F. DiChristina (1)(3) ................................................................       298,726                   0.90
Charles J. Snyder (1)(3) .....................................................................     5,495,543                  16.60
Ernest S. Wong (1)(3) ........................................................................        42,882            see note (5)
John D. Connolly (1) .........................................................................          --                      --
David R. Korus (1) ...........................................................................          --                      --
Joseph E. Laird, Jr. (1) .....................................................................          --                      --
John C. Mickle (1) ...........................................................................          --                      --
Walter F. Siebecker (1) ......................................................................         7,010            see note (5)
Arbor Capital Management, LLC (4) ............................................................     1,649,300                   5.00
FactSet Research Systems Inc. Employee Stock Ownership Plan (1)(3) ...........................     1,751,516                   5.29
All Directors and Executive Officers of the Company as a group (10 persons) ..................    12,641,131                  38.19



(1) The address for each of these beneficial owners is FactSet Research Systems Inc., One Greenwich Plaza, Greenwich, CT 06830.

(2) Adelaide P. McManus, Mr. Wille's spouse, owns 323,896 shares of Common Stock and holds options to purchase 29,000 shares of Common Stock. Mr. Wille disclaims beneficial ownership of such shares.

(3) Shares reported for the Employee Stock Ownership Plan ("ESOP")excludes ESOP shares owned by Mr. Snyder (99,669), Mr. Hadley (210,724), Mr. DiChristina (148,726) and Mr. Wong (2,342). Such shares are included in the number of Commonshares beneficially owned by each named Executive Officer.

(4) Number of shares beneficially owned by Arbor Capital Management, LLC at September 30, 2000, as indicated by Form 13F-HR filed with the SEC on November 8, 2000. Arbor Capital Management, LLC's address is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, MN 55402.

(5)  Percentage of Common Stock is less than 0.2%.

Information Regarding Named Executive Officer Compensation

     Cash Compensation. The following table summarizes the compensation earned by the Company's named Executive Officers for the latest three fiscal years ended August 31, 2000.

Summary Compensation Table
                                                                                                      Securities
                                                                                                      Underlying
                                                                                                         Company
                                                      Fiscal           Annual Compensation              Options/         All Other
Name and Principal Position                            Year           Salary           Bonus          SAR Grants         Comp (1)
---------------------------                            ----           ------           -----          ----------         --------
Howard E. Wille,                                       2000         $350,000             --               --         $2,797,388(2)
Chairman and                                           1999          300,000          500,000             --             47,691
Chief Executive Officer (Retired)                      1998          300,000          400,000             --             47,228

Philip A. Hadley, (3)                                  2000          259,615          258,975           15,000            8,513
Chairman and                                           1999          250,000          124,231           20,000            5,791
Chief Executive Officer                                1998          235,385          122,821           22,500            6,114

Michael F. DiChristina,                                2000          311,549          280,771           70,000            8,513
President and                                          1999          250,000          163,462           20,000            5,791
Chief Operating Officer                                1998          235,385          121,154           22,500            6,114

Charles J. Snyder, (4)                                 2000             --               --               --            134,287(4)
President and                                          1999          300,000          500,000             --             23,373
Chief Technology Officer (Retired)                     1998          300,000          500,000             --             18,034

Ernest S. Wong,                                        2000          271,155          227,564           20,000            8,513
Senior Vice President,                                 1999          235,577          160,257           20,000            5,791
Chief Financial Officer                                1998          212,500           75,000           22,500            6,114
and Secretary


(1) Represents annual employer contributions to named Executive Officers' Employee Stock Ownership Plan accounts for all years shown for Mr. Hadley, Mr. DiChristina and Mr. Wong and for fiscal years 1999 and 1998 for Mr. Wille and Mr. Snyder. Also included are annual premiums paid by the Company on life insurance policies for Mr. Wille and Mr. Snyder for all years presented.

(2) In May 2000, Mr. Wille retired as Chief Executive Officer of the Company and on August 31, 2000 retired as Chairman of the Board. Mr. Wille remains a Director of the Company. In recognition of his service and contributions for the past 22 years, the Board awarded a retirement bonus to Mr. Wille in the amount of $2.75 million.

(3) Mr. Hadley was appointed Chairman of the Board and Chief Executive Officer of FactSet effective September 5, 2000.

(4) Mr. Snyder retired from his position as President and Chief Technology Officer on August 31, 1999. At that time, he became Vice Chairman of the Board and agreed to continue as a consultant to the Company's Engineering and Technology groups. Mr. Snyder is paid $10,000 per month by the Company for providing the aforementioned consulting services. Mr. Snyder was appointed interim Chief Executive Officer of the Company on May 22, 2000, the date of Mr. Wille's retirement from the Company. Mr. Snyder served as interim Chief Executive Officer until September 5, 2000, the date on which Mr. Hadley was appointed Chief Executive Officer of the Company. Mr. Snyder was not compensated beyond his normal consulting retainer during the period in which he served as interim Chief Executive Officer.

Compensation Pursuant to Stock Options

     Stock Option Grants in the Last Fiscal Year. During fiscal 2000, Mr. Hadley, Mr. DiChristina and Mr. Wong were granted stock options to purchase 15,000, 70,000 and 20,000 shares of the Company's Common Stock, respectively. The options expire ten years from the date of grant and vest at a rate of 20% per year beginning one year after the grant date. The option exercise price was the fair value of the Company's stock on the date of grant. No other stock option grants were made to the named Executive Officers in fiscal 2000.

                                                                      % of Total
                                           Number of Securities     Options/SARs                                      Grant Date (1)
                                            Underlying Options/       Granted in    Exercise or       Expiration            Fair
                                                   SARs Granted      Fiscal 2000     Base Price             Date           Value
Name                                                        (#)              (%)         ($/sh)             ----             ($)
----                                                        ---              ---         ------                              ---
Howard E. Wille ..............................             --                 --           --            --                 --
Charles J. Snyder ............................             --                 --           --            --                 --
Philip A. Hadley .............................           15,000              1.8        $33.125        3/13/2010        $205,950
Michael F. DiChristina .......................           70,000              8.5        $34.625       11/10/2009         965,300
Ernest S. Wong ...............................           20,000              2.4        $33.125        3/13/2010         274,600


(1) The fair value of the option grant is estimated using the Black-Scholes option-pricing model. Assumptions used by the model were a risk-free interest rate of 6.52%, an expected option life of 4 years, expected volatility of 44.5% and a dividend yield of 0.4%.


Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

     The following table provides information on stock option exercises in fiscal 2000 by the named Executive Officers and the value of such officers' unexercised stock options at August 31, 2000.

                                        Shares                          Number of Securities                    Value of
                                      Acquired            Value        Underlying Unexercised           Unexercised In-the-Money
                                   On Exercise         Realized    Options/SARs at Fiscal Year-End   Options/SARs at Fiscal Year-End
Name                                       (#)              ($)      Exercisable    Unexercisable      Exercisable    Unexercisable
----                                       ---              ---      -----------    -------------      -----------    -------------
Howard E. Wille ..............            --               --               --               --               --               --
Charles J. Snyder ............            --               --               --               --               --               --
Philip A. Hadley .............           4,500       $  119,813            8,500           44,500       $  167,983       $  578,953
M. DiChristina ...............         150,000        4,336,875           13,000           99,500          276,827          563,016
Ernest S. Wong ...............            --               --             62,390           73,500        1,685,469        1,268,765

Report on Executive Compensation

     The Compensation Committee (the "Committee") is responsible for administering the Company's executive compensation policies and practices. The Committee is composed solely of outside directors and reports regularly to the Board. Outside directors are not eligible to participate in any of the plans or programs it administers. In fiscal 2000, the Committee reviewed cash compensation for the Chairman and the Chief Executive Officer. The Committee also reviews and approves the aggregate number of options granted to employees to purchase Common Stock of the Company.

     In carrying out its duties, the Committee has direct access to independent compensation consultants and outside survey data. Compensation for the named Executive Officers and other key management positions is designed to:

1.   Attract, retain and motivate key personnel.

2. Be competitive with compensation offered for similar positions by other companies in the technology and financial services industries.

3. Tie a meaningful portion of compensation to the Company's operating and financial performance through annual bonuses.

4.   Link  the   financial   interests  of  key   employees  and  the  Company's
     stockholders via stock-based incentives.

     Overall, the Company aims to deliver above-average compensation contingent on achievement of superior levels of Company and individual performance. Compensation is delivered through three major components, as described below:

     Base Salary. Base salaries have been established according to the experience and qualifications of the individual executives. Generally, base salaries are intended to be sufficiently competitive to attract and retain key employees.

     The base salary and benefits of the Chief Executive Officer were based on an employment agreement with the Company. The terms of such agreement is described in the section entitled "Employment Agreements" below. In fiscal 2000, the base salary for Mr. Wille was $350,000. Mr. Snyder, served as the interim Chief Executive Officer of the Company from May 22, 2000 through the end of fiscal 2000, was not compensated beyond the $10,000 monthly retainer to which he was entitled pursuant to the consulting agreement he signed with the Company effective for the period of September 1, 1999 through August 31, 2000.

     Annual Bonus. Annual bonuses have been determined on a discretionary basis considering a number of factors including the Company's profitability, revenue growth, achievement of strategic and department goals, individual performances, and competitive market practices. In the normal course of business, the Committee determined the bonuses for the Chief Executive Officer based on the Company's operational and financial performance and competitive total compensation levels determined by an independent compensation consulting firm. In considering competitiveness, the Committee reviewed the compensation levels for a sample of industry sector companies of similar size and financial performance to FactSet. This is a more comparable set of companies than those included in the NASDAQ Computer Index used for the performance graph.

     On May 22,  2000,  Mr.  Wille  retired  as Chief  Executive  Officer of the
Company and on August 31, 2000 retired as Chairman of the Board. Mr. Wille remains a Director of the Company. In recognition of his service and contributions for the past twenty-two years, a retirement bonus of $2,750,000 was awarded to Mr. Wille.

      Stock Options. Stock options are intended to align incentives with long-term stock performance and act as a motivational and retention tool. Stock option grants were made in fiscal 2000 to selected key employees based on individual contribution and potential. Stock option grants have not been made to the Chief Executive Officer because of Mr. Wille's significant ownership stake in the Company.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named Executive Officers. As such, compensation paid in fiscal 2000 by the Company is fully tax-deductible. The tax deductibility of compensation for the named Executive Officers will be preserved as long as such actions are consistent with the Committee's compensation policies and objectives and in the best interests of the Company and its stockholders.

     The Committee believes that the fiscal 2000 compensation of the named executive officers was aligned with the Company's performance and returns to shareholders and provided a balanced mix between base pay and incentive compensation.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Joseph E. Laird, Jr., Chairman

         David R. Korus

Employment Agreements

     The Company had an employment contract with Howard E. Wille, the Company's Chairman and Chief Executive Officer. Under the agreement, Mr. Wille was to be employed in his current position for a one-year term ending in 2000. The agreement provided for an annual base salary of $350,000 for fiscal 2000. On May 22, 2000, Mr. Wille announced his desire to retire from active employment with the Company and as Chief Executive Officer of the Company and a Retirement Agreement was entered into between the Company and Mr. Wille. The Retirement Agreement superseded the terms of Mr. Wille's employment contract with the Company. In accordance with the Retirement Agreement, Mr. Wille continued as the non-executive Chairman of the Board from the Retirement Date through August 31, 2000 (the "Chairman Termination Date"). The Company compensated Mr. Wille at the rate of $350,000 per annum during the period Mr. Wille served as non-executive Chairman of the Board. In recognition of his contributions to the success of the Company since the founding of the Company in 1978, Mr. Wille received a retirement bonus of $2.75 million in the form of a lump-sum cash payment on August 31, 2000. For a period of thirty-six months following August 31, 2000, the Company is to provide Mr. Wille (and his spouse and dependents, if applicable) medical and dental benefits substantially equivalent to those benefits previously received by Mr. Wille. Also, under the Retirement Agreement, Mr. Wille has agreed not to engage in certain activities in competition with the Company, including directly or indirectly owning, managing, operating, joining, controlling, employment by or participation in or consulting for any business that is similar to or competes with the Company or its subsidiaries for a period of two years following August 31, 2000.

     Mr. Snyder's employment contract expired in 1999, and he retired as President and Chief Technology Officer effective August 31, 1999. He agreed to remain as a consultant to the Company's Engineering and Technology groups and was elected Vice Chairman of the Board of Directors. Upon his retirement, Mr. Snyder entered into a consulting agreement with the Company effective September 1, 1999, that expired September 1, 2000. The Company renewed the consulting agreement with Mr. Snyder for the period of September 1, 2000 through August 31, 2001. Under terms of the contract 1) Mr. Snyder is paid a monthly retainer of $10,000 and is reimbursed for all reasonable and necessary expenses incurred in connection with the services contracted for with the Company; 2) Mr. Snyder has agreed to keep proprietary information confidential; 3) all inventions related to the business of the Company in which Mr. Snyder may be involved are the sole property of the Company; 4) Mr. Snyder has agreed not to engage in certain activities in competition with the Company, including directly or indirectly owning, managing, operating, joining, controlling, employment by or participation in or consulting for any business that is similar to or competes with the Company or its subsidiaries or to participate in the solicitation of any Company employee to leave the employ of the Company; and 5) Mr. Snyder currently performs consulting services under his consulting agreement as an "independent contractor" and not as an "employee" of the Company. In addition to his duties as a consultant to the Company during fiscal 2000, Mr. Snyder was named interim Chief Executive Officer of the Company at the time of Mr. Wille's retirement. Mr. Snyder continued to act as interim Chief Executive Officer of the Company until September 5, 2000, the date on which Mr. Hadley was named Chief Executive Officer and Chairman of the Board. Mr. Snyder was not compensated beyond the $10,000 monthly retainer to which he was entitled in accordance with his consulting agreement with the Company.

     The Company has an agreement dated May 8, 1996 with Ernest S. Wong relating to the terms of his employment. Under the agreement, in the event Mr. Wong is terminated by the Company at any time for reasons other than good cause, as set forth in the agreement, the Company will continue to pay his base salary and standard employee benefits for 12 months following the date of such termination. In the event Mr. Wong is terminated for any reason within one year following a change in control of the Company, as defined in the agreement, Mr. Wong will be entitled to continue receiving his base salary and standard employee benefits for two years from the date of such termination.

     At the end of fiscal 2000, the Company did not have employment agreements with either Mr. Hadley or Mr. DiChristina.

     Performance Graph. Comparison of cumulative total return among FactSet Research Systems Inc., the S&P 500 Index, and the NASDAQ Computer Index.

(Performance Graph Omitted)


                        FactSet              S&P 500       NASDAQ Computer Index
--------------------------------------------------------------------------------
June 28, 1996               100                  100                         100
August 31, 1996             119                   97                          96
August 31, 1997             161                  134                         159
August 31, 1998             189                  148                         166
August 31, 1999             409                  205                         347
August 31, 2000             606                  241                         587
--------------------------------------------------------------------------------


FactSet began trading on the New York Stock Exchange on June 28, 1996. The initial public offering price was $5.67 per common share. At August 31, 2000, the price per common share was $34.19. At fiscal year-end 1999, 1998, 1997 and 1996, the price per common share was $23.16, $10.75, $9.15, and $6.75, respectively. All share prices give retroactive effect to the 2-for-1 stock split that occurred on February 4, 2000 and the 3-for-2 stock split that occurred on February 5, 1999. The stock performance graph assumes an investment of $100 on June 28, 1996 in FactSet stock and an investment of $100 at that time in both the S&P 500 Index (assuming dividends are reinvested) and the NASDAQ Computer Index.


II. Matters Requiring Shareholder Vote

1.   Election of Directors

     Four Directors are to be elected at the Annual Meeting of Stockholders. Each Director will hold office for a term not exceeding three years or until a successor is elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the stockholder indicates to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy. The Board requests that the stockholders vote on the following nominees to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for fiscal year 2003:

     Scott A. Billeadeau. Mr. Billeadeau, age 39, is a Senior Vice President and Senior Portfolio Manager with Investment Advisers, Inc. Prior to joining Investment Advisers, Inc., Mr. Billeadeau managed the all the small-cap and mid-cap assets for TradeStreet Investment Associates, the investment management subsidiary of Bank of America. Mr. Billeadeau began his career in 1985 with American Express Financial Advisers, previously IDS Financial Services, Inc., where he was a quantitative analyst. Mr. Billeadeau received a degree in Economics from Princeton University and is a Chartered Financial Analyst.

     Philip A. Hadley. Refer to page 2 for Mr. Hadley's biography and page 5 for information about Mr. Hadley's stock ownership and compensation.

     John C. Mickle. Refer to page 2 for Mr. Mickle's biography and page 5 for information about Mr. Mickle's stock ownership and compensation.

     The Board requests that the stockholders vote on the following nominee to serve a two-year term expiring in concurrence with the Annual Meeting of Stockholders for fiscal 2002.

     Michael F. DiChristina. Refer to page 1 for Mr. DiChristina's biography and page 5 for information about Mr. DiChristina's stock ownership and compensation.


2. Amendment of the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 40 Million to 100 Million

     The Company's Certificate of Incorporation currently authorizes the issuance of forty million (40,000,000) shares of common stock, with a par value of one cent ($.01) per share, and ten million (10,000,000) shares of preferred stock, with a par value of one cent ($.01) per share. On two (2) occasions since FactSet's initial public offering in 1996, there have been stock splits effected as stock dividends. The last such action was a 2-for-1 stock split effected as a stock dividend in February 2000. Prior to any action of the Board of Directors, there were 7.1 million shares of authorized but unissued Common Stock. In November 2000, the Board of Directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of common stock to one hundred million (100,000,000), subject to shareholder approval of the amendment.

     The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to the first sentence of paragraph 4 of the Company's Amended and Restated Certificate of Incorporation; (ii) the advisability of the amendment; and (iii) a call for submission of the amendment for approval by the Company's stockholders at the annual meeting.

     The following is the text of the first sentence of paragraph 4 of the Amended and Restated Certificate of Incorporation of the Company, as proposed to be amended:

     The Corporation shall have the authority to issue a total of one hundred and ten million (110,000,000) shares of capital stock, consisting of (i) one hundred million (100,000,000) shares of Common Stock, $.01 par value per share, and (ii) ten million (10,000,000) shares of Preferred Stock, $.01 par value per share.

      The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue common stock for a variety of corporate purposes, such as to effect future stock splits and stock dividends, to raise equity capital, to adopt additional employee benefit plans or to reserve additional shares for issuance under such plans.

      Increasing the number of shares of common stock that FactSet is authorized to issue would give the Company additional flexibility to maintain a reasonable stock price with future stock splits and/or stock dividends. The Board of Directors believes that the proposed increase in authorized common stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as permitted or required under the Company's employee benefit plans and under outstanding options, the Board of Directors has no immediate plans, understanding, agreements or commitments to issue additional common stock for any purposes. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

      Should the Board of Directors elect to issue additional shares of the common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting of Stockholders, assuming a quorum is present, is necessary for approval of the amendment.

3.   Ratification of the Year 2001 Employee Stock Purchase Plan

     The Board requests that the stockholders ratify the adoption of the 2001 Employee Stock Purchase Plan (the "Plan"). The primary purpose of the Plan is to provide a method whereby employees of the Company or any designated subsidiary will have an opportunity to acquire a proprietary interest in the Company through purchase of shares of Common Stock. The Plan is also intended to help promote the overall financial objectives of the Company by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Board will request ratification of the Plan at the Company's Annual Meeting. FactSet views the Employee Stock Purchase Plan as an attractive benefit when recruiting for new hires as well as a benefit that aids in the retention and morale of current employees.

Purchase Plan Summary
---------------------

      The foregoing is a summary of the terms and features of the Plan and is qualified by reference to the Plan itself. The Plan is printed in its entirety as Appendix B hereto. The following brief description of the tax consequences of options under the Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

     Under the Plan, the maximum of shares of Common Stock that may be issued under the Plan shall be 500,000 shares of Common Stock which would be made available to employees of the Company and its designated subsidiaries. The Effective Date of the Plan is the first business day of the initial fiscal quarter immediately following the Fiscal 2000 Annual Meeting of the Company's Stockholders. Eligible employees employed with the Company or a designated subsidiary as of the Plan's Effective Date or eligible employees who become employed with the Company or a designated subsidiary subsequent to the Effective Date have the opportunity to purchase Common Stock of the Company at specified time intervals through payroll deductions authorized by each of the eligible employees. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The option price equals the lesser of (i) 85% of the fair market value of the Company's Common Stock on the date the option is granted, or
(ii) 85% of the fair market value of the Company's Common Stock on the date the option is exercised. Contribution rates for the eligible employees range from a minimum of 1% to a maximum of 10% of the participant's compensation.

     Payroll deductions for a Plan participant commence on the first payroll date occurring subsequent to the participant's enrollment and will end on the last payroll date in the Plan's offering period, unless sooner terminated by the Plan participant. Each participant's payroll deductions made during the offering period are to accumulate until the final day of the offering period at which time the accumulated cash for each participant will be used to purchase Common Stock of the Company at the aforementioned option price. No fractional shares of the Company's Common Stock may be purchased under the Plan. Any accumulated payroll deductions in a participant's account which are insufficient to purchase a full share of the Company's Common Stock are to be retained in the participant's account for the subsequent offering period, subject to earlier withdrawal by the participant. The participant's option is exercisable only by the participant during the participant's lifetime and the option cannot be transferred or assigned by the participant. Upon the death of the participant, the beneficiary as specified by the participant is entitled to receive the Common Stock of the Company which is owned by the participant and any remaining accumulated unexercised cash in the participant's account, if applicable.

     The Company shall equitably adjust the aggregate number of shares of Common Stock authorized under the Plan and the applicable option price to reflect a stock dividend, stock split, reverse stock split, combination or exchange of shares, merger, recapitalization, consolidation, asset spin-off, reorganization, or similar event of or by the Company.

      There are no Federal tax consequences either to the Plan participant or to the Company upon the grant of a share. Upon exercise, the Plan participant will not recognize any income and the Company will not be entitled to a tax deduction. Generally, if the Plan participant disposes of shares acquired upon exercise of an option within two years of the date of the grant or one year of the date of exercise, the Plan participant will recognize ordinary income, and the Company will be entitled to a tax deduction, equal to the amount of ordinary income recognized by the Plan participant. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any tax deduction, and the entire gain or loss for the Plan participant will be treated as a capital gain or loss.

4.   Ratification of the Selection of Independent Public Accountants

     The Board requests that the stockholders ratify its selection of PricewaterhouseCoopers LLP as independent accountants for the Company for fiscal 2001. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board will select another firm of independent accountants.

     Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will have an opportunity to make a statement. They will also be available to respond to appropriate questions.

III. Solicitation of Proxies

     The Board solicits the proxy accompanying this Proxy Statement. Officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services, may solicit proxies. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. The Company will pay all of the costs of solicitation of proxies.

IV.  Vote Tabulation

     Vote Required. Under the Delaware General Corporation Law, the election of the Company's Directors requires a plurality of the votes represented in person or by proxy at the Meeting, the ratification of the Employee Stock Purchase Plan requires the affirmative vote of a majority of shares present or represented by proxy and the ratification of the selection of accountants requires that the votes in favor exceed the votes against. The Bank of New York will tabulate votes cast by proxy or in person at the Meeting.

     Effect of an Abstention and Broker Non-Votes. A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies at their own discretion.

VII. Proposals of Stockholders

     Proposals of stockholders intended to be presented at the fiscal year 2001 Annual Meeting of Stockholders must be received by us, attention: Mr. Ernest S. Wong, the Company's Secretary, at our principal executive offices, no later than August 1, 2001, to be included in the Company's Proxy Statement.

VIII. Other Matters

     The Board does not intend to bring any other business before the Meeting, and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.



[GRAPHIC OMITTED]

/s/Ernest S. Wong
   Ernest S. Wong
   Secretary
   Greenwich, Connecticut, November 22, 2000

A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED OVER THE INTERNET AT WWW.FACTSET.COM OR BY CONTACTING:

                               INVESTOR RELATIONS
                          FACTSET RESEARCH SYSTEMS INC.
                               ONE GREENWICH PLAZA
                          GREENWICH, CONNECTICUT 06830
                                  203.863.1500

                                   Appendix A

                          FactSet Research Systems Inc.
                             Audit Committee Charter


     The Audit Committee is a committee of the Board of Directors of FactSet Research Systems Inc. (the "Board"). The primary function of the Audit Committee (the "Committee") is to assist the Board in fulfilling its oversight responsibilities by review of:

1)   The external  audit process  conducted by  independent  public  accountants
     ("IPA").

2)   Financial information provided to shareholders and other external parties.

3)   The Company's system of internal controls.


Scope of Responsibilities

     In connection with its scope of responsibilities, the Committee is expected to:

1) Provide an open avenue of communication between the IPA and the Board including creating an environment where it is clear that the IPA is ultimately accountable to the Board and to the Committee.

2) Recommend to the Board the IPA to be nominated and retained on an annual basis. Review and approve discharge of the IPA.

3)   Review and approve the annual compensation of the IPA.

4) Conduct a dialogue with the IPA with respect to any relationships or services that may impact the objectivity and independence of the IPA.

5) Ensure that the IPA submits to the Committee a formal written statement on an annual basis delineating all relationships between the IPA and the Company. Inquire of management and the IPA about significant risks or exposures, including legal and regulatory matters and assess the steps management has taken to minimize such risks to the Company.

6)   Consider, in consultation with the IPA, their audit scope and plan.

7) Consider and review with the IPA the adequacy of the Company's internal controls including computerized information systems controls and security and; any related significant findings and recommendations of the IPA's together with management's response thereto.

8) Review with management and the IPA at the completion of the annual audit of the Company's financial statements:

     a. The Company's annual financial statements and related footnotes;

     b. The IPA's audit of the financial statement and their report thereon;

     c. Any significant changes required in the IPA's scope or audit plan; and

     d. Any serious difficulties or disputes with management encountered during the course of the audit.

9) Meet with the IPA and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

10) Review filings with the Securities and Exchange Commission (the "SEC") containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

11) Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets. Consider the results of any review this area by the IPA.

12) Report Committee actions and recommendations to the Board as deemed appropriate.

     The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.


Structure and Membership Requirements

     The Committee shall consist of at least three directors, all of whom have no relationships with FactSet that interfere with the exercise of their independence from management and the Company ("independent"). Each member of the Committee shall be financially literate and at least one member must have accounting or related financial management expertise. The Board shall designate Committee members and the Committee Chairman.

     In addition to the definition of independent above, the following shall apply to every Committee member:

1) Employees. A director who is an employee of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following termination of the relationship between the Company and the former parent or predecessor.

2) Business Relationship. A director who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

3) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

4) Immediate Family. A director who is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship.

     The Committee shall meet at least two times per year or more frequently as circumstances require. The Committee may ask members of management, the IPA or others to attend the meeting and provide pertinent information as necessary. On no less than an annual basis, the Committee will review the appropriateness of this charter and propose adjustments, as necessary, for approval by the Board.

     The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

                                   Appendix B



                          FACTSET RESEARCH SYSTEMS INC.

                        2001 EMPLOYEE STOCK PURCHASE PLAN



                                    ARTICLE I
                                    ---------

                                  ESTABLISHMENT
                                  -------------



                  Purpose

The FactSet Research Systems Inc. 2001 Employee Stock Purchase Plan (the "Plan") is hereby established by FactSet Research Systems Inc. (the "Company"), the purpose of which is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company's stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.



                                   ARTICLE II
                                   ----------

                                   DEFINITIONS
                                   -----------

     The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

      2.01 Account shall mean the bookkeeping account established on behalf of a Participant(i) to which is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, (ii) to which is credited all shares of Common Stock purchased with such contributions and (iii) to which shall be charged all distributions of Common Stock, or withdrawals of contributions, pursuant to the Plan. Such Account shall remain unfunded as described in Section
8.11 of the Plan.

      2.02 Affiliate shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any "Relative" (for this purpose, "Relative" means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

      2.03 Agreement shall mean, either individually or collectively, any subscription, enrollment and/or withholding agreement, in the form prescribed by the Committee, entered into pursuant to the Plan between the Company or a
Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant's Compensation, at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

      2.04 Beneficiary shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Committee to receive any benefits under the Plan in the event of such Participant's death, in accordance with Section 8.01.

      2.05  Board shall mean the Board of Directors of the Company

      2.06 Change in Control shall mean that either of the following events shall have occurred: (a) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group (or a "person" within the meaning of Section 13(d)(3) of the Exchange Act, other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act) of 20% or more of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless, in either case, the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or (d) the shareholders of the Company approve a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

      2.07 Commission shall mean the Securities and Exchange Commission or any successor entity or agency.

      2.08 Committee shall mean the Compensation Committee of the Board as described in Article VII.

      2.09  Compensation   shall  mean,  for  the  relevant  period,   the  base
compensation (salary or wages) paid in cash to a Participant by the Company and/or a Designated Subsidiary.

      2.10 Common Stock shall mean shares of common stock of the Company, par value $.01 per share, or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

      2.11 Contribution Rate shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with
Article IV.

      2.12 Designated Subsidiary shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. As of the date of adoption of the Plan by the Board, no Subsidiary is a Designated Subsidiary.

      2.13 Effective Date shall mean the first business day of the fiscal quarter of the Company immediately following the 2001 annual meeting of the Company's stockholders.

      2.14 Eligible Employee shall mean any individual who is employed in the United States (unless otherwise required by law or the Committee determines otherwise) on a full-time or part-time basis by the Company or a Designated Subsidiary on an Enrollment Date, except that the Committee in its sole discretion may exclude:

   (i)  employees whose customary employment is not more than 20 hours per week;

   (ii) employees whose customary employment is for not more than five months in any calendar year; and

   (iii)employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code.

As of the Effective Date, and unless and until the Committee determines otherwise, only those employees described in Section 2.14(i) and (ii) are excluded from the class of Eligible Employees.

      2.15  Enrollment Date shall mean the first day of each Offering Period.

      2.16 Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

      2.17  Exercise Date shall mean the last day of each Offering Period.

      2.18 Fair Market Value of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on The New York Stock Exchange or on another established stock exchange (including, for this purpose, the Nasdaq National Market), the closing sale price for a share of the Common Stock on the composite tape for such exchange (or in Nasdaq National Market trading, if applicable) as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such price is reported for such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

      2.19 Nominee shall mean the custodian, if any, designated by the Company for the Accounts held under the Plan.

      2.20 Offering Period shall mean a period as determined by the Committee during which a Participant's Option may be exercised and the accumulated value of the Participant's Account may be applied to purchase Common Stock. Unless otherwise specified by the Committee, Offering Periods shall begin on the first business day of each fiscal quarter of the Company and end on the last business day of such fiscal quarter, with the initial Offering Period beginning on the Effective Date. As of the date of adoption of the Plan by the Board, the fiscal quarters of the Company commence on March 1, June 1, September 1 and December 1. The duration of Offering Periods may be changed by the Committee or the Board pursuant to Section 3.06 or 5.04.

      2.21 Option shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at a price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

      2.22 Option Price shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or Exercise Date, whichever is lower.

      2.23 Participant shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted by the Committee under the Plan.

      2.24  Person  shall mean  "person"  as  such term is used for  purposes of
Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

      2.25 Plan Administrator shall mean the person serving as the Director of Human Resources of the Company, unless the Committee determines otherwise.

      2.26  Plan  Year  shall   mean  the  period  of  twelve  (12)  or   fewer
consecutive months commencing for (i) the initial Plan Year, on the Effective Date and ending on August 31, 2001, and (ii) thereafter, the twelve (12) consecutive month period commencing on September 1 and ending on the following August 31. The Committee may at any time designate another period as the Plan Year.

      2.27 Reserves shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an Option.

      2.28 Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

      2.29 Subsidiary shall mean any present or future corporation, domestic or foreign, which is or would be a "subsidiary corporation," as defined under
Section 424(f) of the Code, of the Company.

      2.30 Trading Day shall mean a day on which national stock exchanges are open for trading.



                                   ARTICLE III
                                   -----------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------


         3.01     Initial Eligibility

         Any individual who is otherwise an Eligible Employee and who is employed with the Company or a Designated Subsidiary on the Effective Date or becomes employed with the Company or a Designated Subsidiary after the Effective Date and is otherwise an Eligible Employee, may participate in the Plan immediately beginning with the first Offering Period that occurs concurrent with or next following either the Effective Date or that individual's initial date of such employment.

         3.02     Leave of Absence

         For purposes of the Plan, an individual's employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Committee or the Participant's supervisor; provided, however, that if the period of leave of absence exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

         3.03 Eligibility Restrictions

         Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the
Plan:

          (a) if, immediately after the Option is granted, applying the rules under Section 424(d) of the Code to determine Common Stock ownership, such employee would own, immediately after the Option is granted, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; or

          (b) which permits such employee's rights to purchase stock under the Plan and any other employee stock purchase plans (excluding, for this purpose, any of the Company's stock option plans) of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or regulations promulgated thereunder) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

         3.04 Participation

          (a) An Eligible Employee may commence participation by completing an Agreement authorizing payroll deductions and filing it with the payroll office of the Company prior to the applicable Enrollment Date. Such an Eligible Employee is referred to as a Participant.

          (b) Any payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VI.

         3.05 Option Grant

         On the Enrollment Date of each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the appropriate Option Price) up to a number of shares of Common Stock as determined by dividing the particular Participant's payroll deductions that have accumulated prior to such Exercise Date and retained in such Participant's Account as of that Exercise Date by the appropriate Option Price. Such purchase of shares of Common Stock shall be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07, unless the Participant has withdrawn as provided in Article VI. The Option shall expire on the last day of the Offering Period. The Committee may determine that there shall be no Options granted under the Plan for any particular Plan Year.

         3.06 Offering Period

         The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company's stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten (10) days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

         3.07 Exercise of Option

         Unless a Participant provides written notice to the Company, or withdraws from the Plan as provided in Article VI, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the Option shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions in his or her Account, subject to the limitations under Sections 3.03 and 3.09. No fractional shares shall be purchased. Any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article
VI. Any other monies remaining in a Participant's Account after the Exercise Date shall be returned to the Participant or his or her Beneficiary in cash, without interest. During a Participant's lifetime, such Participant's Option is exercisable only by such Participant.

         3.08 Account/Delivery of Stock/Voting and Tendering Rights/Dividends

         (a) As of the Exercise Date with respect to each Offering Period, the amount then in a Participant's Account shall be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the applicable Option Price. The shares of Common Stock purchased on behalf of a Participant shall initially be credited to a book entry account established by the Company in the name of the Participant or shall be registered in the name of a Nominee, as the Company shall determine in its discretion. Stock certificates shall not be issued to a Participant for the Common Stock held on his or her behalf under the Plan, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose Account such Common Stock is held.

         (b) A Participant may, at any time, direct the Plan Administrator to sell some or all of the full shares of Common Stock allocated to the Participant's Account by instructing the Plan Administrator in writing on a form designated by the Plan Administrator for such purpose. The proceeds of any sale of shares of Common Stock will be paid to the Participant net of all applicable withholding taxes and transaction costs. The Plan Administrator may establish procedures as to the timing and permitted frequency of such sales by
Participants. Unless otherwise determined by the Committee or Plan Administrator, no Participant shall have the right to have issued to him or her, prior to termination of employment with the Company or a Designated Subsidiary, a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan; provided, however, that a Participant shall have the right, upon written request to the Plan Administrator, to receive a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan to the extent such shares have been held in custody under the Plan, on behalf of the Participant, until the later of (i) two years from the date of the commencement of the Offering Period in respect of which such shares were purchased and (ii) one year from the date of purchase of such shares.

         (c) Upon the termination of the Plan pursuant to Section 8.06, any full shares of Common Stock purchased for the benefit of any Participant and held under the Plan shall be transferred to and registered in the name of each such Participant as soon as administratively practicable.

         (d) Each Participant (or, in the event of his or her death, his or her Beneficiary) is entitled to direct the Company (or, if applicable, the Nominee) as to the manner in which any shares of Common Stock held on behalf of such Participant are to be voted. Shares of Common Stock as to which the Company (or the Nominee) shall not have received timely written voting directions by a Participant shall be voted proportionately with shares of Common Stock as to which directions by Participants were so received. Each Participant (or, in the event of his or her death, his or her Beneficiary) is also entitled to direct the Company (or the Nominee) in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Common Stock, and the Company (or the Nominee) shall respond in accordance with such directions. If the Company (or the Nominee) shall not have received timely written directions from a Participant as to the response to such offer, the Company (or the Nominee) shall not tender or exchange any shares of Common Stock allocated to such Participant's Account.

         (e) By executing an enrollment form, a Participant shall have authorized the Company (or, if applicable, the Nominee) to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant's behalf and to use such funds to purchase additional shares of Common Stock, on behalf of the Participant, that could be purchased by dividing the amount of such dividend or other distribution by the Fair Market Value of a share of Common Stock on the date on which a cash dividend on such Common Stock held under the Plan, is paid. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held under the Plan for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Company (or, if applicable, the Nominee) shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitation set forth in Section 3.03 prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously held under the Plan in his or her own name will cease to have the benefit of this Section 3.08(e) with respect to such shares when they are registered in his or her own name.

         (f) The Committee will require a Participant or his or her Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant's Option within: (i) two (2) years from the date of granting of such Option to such Participant, (ii) one (1) year from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

         3.09     Withholding

         At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee's discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state or local taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state or local tax or withholding obligations with respect to such payments.

                                   ARTICLE IV
                                   ----------

                               PAYROLL DEDUCTIONS
                               ------------------


         4.01     Contribution Rate

         (a) At the time a Participant files an Agreement with the Committee authorizing payroll deduction, he or she may elect to have payroll deductions made on each payday during the Offering Period, and such Contribution Rate shall be a minimum of one percent (1%) and a maximum of ten percent (10%) of the Participant's Compensation in effect on each payroll period during the Offering Period (subject to Section 4.01(b)), unless the Committee determines otherwise in a manner applicable uniformly to all Participants. Participants may not make any separate cash payments outside payroll deductions under the Plan except as otherwise provided in Section 5.04(d) in the event of a Change in Control.

         (b) A Participant may discontinue his or her participation in the Plan as provided in Article VI, or may elect to decrease (but not increase) the rate of his or her payroll deductions during the Offering Period by filing a new Agreement with the Committee that authorizes a change in his or her Contribution Rate. Such election by the Participant to decrease his or her Contribution Rate shall only be permitted once during each Offering Period. The Committee may, in its discretion, in a fair and equitable manner, limit the number of Participants who change their Contribution Rate during any Offering Period. Any such change in Contribution Rate accepted by the Committee shall be effective with the first full payroll period following ten (10) business days after the Committee's receipt of the new Agreement authorizing the new Contribution Rate, unless the Committee elects to process a change in the Contribution Rate more quickly. A Participant's authorization to change his or her Contribution Rate shall remain in effect for successive Offering Periods unless terminated as provided in
Article VI.

         (c) Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant's Contribution Rate, but not below zero percent (0%), at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code or Section 3.03 of the Plan. To the extent necessary in such case, payroll deductions shall recommence at the rate provided in such Participant's Agreement at the beginning of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI.

         4.02     Participant Account

         All payroll deductions made for a Participant shall be credited to his or her Account under the Plan.

         4.03     Interest

         No interest shall accrue on the payroll deductions of a Participant under the Plan. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or his or her Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.



                                    ARTICLE V
                                    ---------

                                  COMMON STOCK
                                  ------------


         5.01 Shares Provided

         (a) The maximum number of shares of Common Stock that may be issued under the Plan shall be 500,000 shares. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

         (b) The Committee may determine, in its sole discretion, to include in the number of shares of Common Stock available under the Plan any shares of Common Stock that cease to be subject to an Option or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant.

         (c) If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

         5.02     Participant Interest

         The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Option until such Option has been exercised in accordance with the Plan.

         5.03 Restriction of Shares Upon Exercise

         The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

         (a) a registration statement under the Securities Act with respect to the shares shall be effective, or

         (b) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

         5.04 Changes in Capital

         (a) Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefor, or any other similar change affecting the Company's capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

         (b) The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company's or a Subsidiary's assets or business or any other corporate act or proceeding.

         (c) The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants' then outstanding Account balances shall be used to purchase shares of Common Stock pursuant to
Article III or returned to the applicable Participants.

         (d) In the event of a Change in Control, the Committee may, in its discretion:

          (i) permit each Participant to make a single sum payment with respect to his or her outstanding Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

          (ii) provide for payment in cash to each Participant of the amount standing to his or her Account plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the 30 consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant's Option (determined for all purposes of this Section 5.04(d)(ii) using such closing or termination date as the Exercise Date in applying Section 2.4), multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change in Control with the amount standing to his or her Account at the Option Price, and that all Options so paid shall terminate.


                                   ARTICLE VI
                                   ----------

                                   WITHDRAWAL
                                   ----------


         6.01     General

         By written notice to the Committee, at any time prior to the last day of any particular Offering Period, a Participant may elect to withdraw all of the accumulated payroll deductions in his or her Account at such time. All of the accumulated payroll deductions credited to such withdrawing Participant's Account shall be paid to such Participant promptly after receipt of his or her written notice of withdrawal. In addition, upon the Participant's written notice of withdrawal, the Participant's Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares on behalf of such Participant shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Committee a new Agreement authorizing payroll deductions.

         6.02     Effect on Subsequent Participation

         A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Subsidiary or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

         6.03  Termination of Employment

         Upon termination of employment as an Eligible Employee, for any reason, a Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant, or, in the case of a Participant's death, the payroll deductions credited to such deceased Participant's Account shall be paid to his or
Beneficiary or Beneficiaries, and the Participant's Option shall be automatically terminated. A transfer of a Participant's employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan. Upon the termination of employment of a Participant with the Company or a Designated Subsidiary, all shares of Common Stock then credited to the Participant's Account will be registered in his or her own name and distributed to him or her.

                                   ARTICLE VII
                                   -----------

                                 ADMINISTRATION
                                 --------------

         7.01     Generally

         The Plan shall be administered by the Compensation Committee of the Board. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Board shall have discretionary authority to designate, from time to time, without approval of the Company's stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

         7.02     Authority of the Committee

         The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in "Compensation," and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. Except to the extent prohibited by applicable law or the rules of a stock exchange, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any member or members of the management of the Company, and revoke any such delegation. Unless otherwise determined by the Committee, the Committee shall delegate its day-to-day administrative responsibilities under the Plan to the Plan Administrator.


                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------


         8.01     Designation of Beneficiary

         (a) A Participant may file with the Plan Administrator a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant's Account in the event of such Participant's death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant's written Beneficiary designation states otherwise, the designated Beneficiary shall also be entitled to receive any cash from the Participant's Account in the event of such Participant's death prior to exercise of his or her Option.

         (b) A Participant's designation of Beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator. In the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant's death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to the executor or administrator of the estate of such Participant. If no such executor or administrator has been appointed as can be determined by the Committee, the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee and the Board under the Plan.

         8.02     Transferability

         Neither payroll deductions credited to the Participant's Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 8.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article VI.

         8.03     Conditions Upon Issuance of Shares

         (a) If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

         (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

         (c) The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

         8.04     Participants Bound by Plan

         By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

         8.05     Use of Funds

         All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         8.06 Amendment or Termination

         The Board may terminate, discontinue, amend or suspend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan or that any Participant may purchase under the Plan in any Offering Period, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan.

         8.07 No Employment Rights

         The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company's or any Subsidiary's employment at will relationship with the employee and/or interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time or for any or no reason.

         8.08 Indemnification

         No current or previous member of the Board, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

         8.09 Construction of Plan

         Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words "Article" and "Section" herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

         8.10 Term of Plan

         Following the adoption of the Plan by the Board, and approval of the Plan by the shareholders of the Company who are present and represented at a special or annual meeting of the shareholders where a quorum is present, which approval must occur not earlier than one (1) year before, and not later than one
(1) year after, the date the Plan is adopted by the Board, the Plan shall become effective on the Effective Date.

         8.11     Unfunded Status of Plan

         The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         8.12     Governing Law

         The law of the State of Connecticut will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.